CERTIFICATE OF INCORPORATION

                                       OF

                           ESQUIRE COMMUNICATIONS LTD.


          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

          FIRST: The name of this Corporation (hereinafter called the "Corporation") is Esquire Communications Ltd.

          SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 11,000,000 shares, of which 10,000,000 shares shall be designated Common Stock, $.01 par value per share, and 1,000,000 shares shall be designated Preferred Stock, $.01 par value per share. A. The Board of Directors of the Corporation is hereby expressly granted the authority by resolution or resolutions to issue one or more series of Preferred Stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as shall be stated and expressed by the Board of Directors in such resolution or resolutions. B. Each holder of Common Stock shall be entitled to vote and shall have one vote for each share thereof held.

          FIFTH: The name and mailing address of the incorporator

are  as follows:           Martin H. Neidell, Esq.
                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038-4982

          SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three- fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: The original By-Laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter, or repeal the By-Laws, and to adopt any new By-Law, shall be vested in the Board of Directors.

          EIGHTH: To the fullest extent that the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law (1) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived any improper personal benefit. Neither the amendment or repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article shall adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal.

          NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. The Corporation shall advance expenses to the fullest extent permitted by said section. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

          Executed at New York, New York on February 9, 1993.

                                    /S/ Martin H. Neidell
                                     Martin H. Neidell, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ESQUIRE COMMUNICATIONS LTD.

                        ---------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law
                        ---------------------------------

          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Esquire Communications Ltd.

          2. The Certificate of Incorporation of the Corporation is hereby amended to amend the first paragraph of Article FOURTH to increase the number of shares of Common Stock which the Corporation is authorized to issue. The first paragraph of Article FOURTH is hereby amended to read as follows:

                  "FOURTH:  The total number of shares of
         stock which the Corporation is authorized to issue is 26,000,000 shares, of which 25,000,000 shares shall be designated Common Stock, $.01 par value per share, and 1,000,000 shares shall be designated Preferred Stock, $.01 par value per share."

          3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          Signed and attested to this 4th day of June, 1996.

                                   /s/ Malcom L. Elvey
                                       Name:  Malcolm L. Elvey
                                       Title: Chairman of the Board

Attest:

/s/ Vascan Thatham
Name:  Vasan Thatham
Title: Secretary

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RELATIVE,
                        PARTICIPATING, OPTIONAL OR OTHER
                              SPECIAL RIGHTS OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                           ESQUIRE COMMUNICATIONS LTD.
                               (the "Corporation")

                        ---------------------------------

                            Under Section 151 of the
                        Delaware General Corporation Law
                        ---------------------------------

          Esquire Communications Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, at a meeting duly called and held, adopted a resolution providing for the authorization of a series of Preferred Stock consisting of 15,000 shares of Series A Convertible Preferred Stock, which resolution is as follows:

                  RESOLVED, that pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as the Series A Convertible Preferred Stock (the "SERIES A PREFERRED") to consist of 15,000 shares with a par value of $.01 per share and that the designations, preferences and relative participating, optional or other special rights of the Series A Preferred, and the qualifications, limitation or restrictions thereof be as follows:

          Section 1. DIVIDENDS.

          1.1 GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Convertible Preferred Stock (the "SERIES A PREFERRED") as provided in this Section 1. Dividends on each share of the Series A Preferred (a "SHARE") shall accrue o a daily basis at the rate of 6% per annum, subject to adjustments pursuant to Sections 1.4 and 9.2 (the "DIVIDEND RATE"), of the Liquidation Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities (as defined in Section 12 below). The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1.2 DIVIDEND PAYMENT DATES. All dividends which have accrued on the Series A Preferred shall be payable on November 1 of each year, beginning November 1, 1997 (the "DIVIDEND PAYMENT DATE"). Failure to pay the accrued dividends on the Shares on the Dividend Payment Date shall be an Event of Noncompliance (as defined in Section 9 below).

          1.3 DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          1.4 SEVENTH ANNIVERSARY INCREASE IN DIVIDEND RATE. Upon the seventh anniversary of the Closing (as defined in the Purchase Agreement defined in Section 12 below), if the Series A Preferred is still outstanding, then the Dividend Rate shall increase to 15% per annum.

          Section 2. LIQUIDATION.

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all accrued and unpaid dividends thereon, and the holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this
Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Series A Preferred based upon the aggregate Liquidation Value, plus all accrued and unpaid dividends, of the Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred, but only to the extend of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2. Instead, upon the occurrence of any event set forth in the foregoing sentence, the provisions of Section 6.5 shall become applicable.

          Section 3. PRIORITY OF SERIES A PREFERRED ON DIVIDENDS AND
REDEMPTIONS.

          So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at any time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to or will be unable to pay the full amount of dividends accrued on the Series A Preferred.

          Section 4. REDEMPTIONS.

          4.1 OPTIONAL REDEMPTIONS. The Corporation may redeem upon not less than 30 day's notice at any time after (a) the fourth anniversary of the Closing all, but not less than all, of the Shares of Series A Preferred then outstanding; provided that the Average Market Price (determined at the time of the sending of the notice) of Common Stock is not less than 200% of the applicable Conversion Price or (b) the seventh anniversary of the Closing all, but not less than all, of the Shares of Series A Preferred then outstanding. Upon any such redemption, the Corporation shall pay to each holder of Shares a price per Share equal to the Liquidation Value thereof, plus all accrued and unpaid dividends thereon. At any time prior to the Redemption Date (as defined in Section 12 below) any holder of Shares may elect to convert such holder's Shares into Conversion Stock.

          4.2 REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, the Corporation may not make a redemption pursuant to Section 4.1. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

          4.3 NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of any redemption of any Series A Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein which are not converted prior to such time.

          4.4 DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4.5 REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred as Series A Preferred.

          4.6 OTHER REDEMPTIONS OR ACQUISITION. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series A Preferred, except as expressly authorized herein.

          Section 5. VOTING RIGHTS.

          The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each whole share of Conversion Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, however, that all Shares held beneficially or of record by a holder shall be aggregated in determining the number of whole shares of Conversion Stock and thus the number of votes.

          Section 6. CONVERSION.

          6.1 CONVERSION PROCEDURE.

          (a) At any time, any holder of Series A Preferred may convert all, but not less than all, of the Series A Preferred held by such holder into a number of shares of Conversion Stock (as defined in Section 12 below) computed by multiplying the number of Shares to be converted by the Liquidation Value, plus any accrued and unpaid dividends thereon, and dividing the result by the Conversion Price (as defined in Section 6.2 below) then in effect.

          (b) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon.

          (d) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, Organic Change (as defined in Section 6.5 below) or other transaction affecting the Corporation, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (e) As soon as possible after a conversion has been effected (but in any event within five business days), the Corporation shall deliver to the converting holder:

                           (i)      a certificate or certificates representing
the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                           (ii)     the amount payable under Section 6.1(i)
below with respect to such  conversion.

          (f) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any original issuance tax in respect thereof (but not any transfer taxes payable upon issuance of certificates to a person who is not the owner of the Shares) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof;

          (g) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

          (i) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Closing Price of such fractional interest as of the date of conversion.

          6.2 CONVERSION PRICE.

          (a) The initial Conversion Price shall be $3.00. In order to prevent dilution of the conversion rights granted under this Section 6. The Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.2.

          (b) If and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with
Section 6.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (i) any issue or sale (or deemed issue or sale) of Common Stock or Options at not less than the Closing Price of the Common Stock at such time of issuance to employees, directors, or consultants of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock); (ii) any issue or sale of Common Stock at not less than the Closing Price in conjunction with an acquisition of the stock or other equity securities of a company or the assets of a business, or (iii) any issue or sale of Common Stock issued or sold upon the exercise or conversion of any Options or Convertible Securities outstanding on the date of the initial issuance of the Series A Preferred.

          6.3 EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 6.2, the following shall be applicable:

          (a) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in ally manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof; by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than by reason of the antidilution provisions contained therein), the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold: provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series A Preferred. For purposes of Section 6.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

          (d) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series A Preferred. For purposes of Section 6.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

          (e) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Closing Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (f) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (g) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (h) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6.4 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6.5 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, at such holder's election, either (a) such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change or (b) such shares of stock of the successor entity having the same or comparable rights, privileges and preferences as the Series A Preferred. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). If the successor entity after a consolidation, merger or sale is other than the Corporation, then prior to the consummation thereof, the holders of Series A Preferred shall have the right to convert all of their Shares to Conversion Stock. To the extent that Shares are not converted to Conversion Stock in such case, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6.6 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features or the payment, issuance or distribution by the Corporation to the holders of Common Stock of any debt securities of the Corporation), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Shares of Series A Preferred.

          6.7 NOTICES.

          (a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (c) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6.8 MANDATORY CONVERSION. Beginning on the second anniversary of the date of issuance, the Corporation may require the conversion of all, but not less than all, of the outstanding shares of Series A Preferred in the event of the consummation of a firm commitment underwritten Public Offering of shares of the Corporation's Common Stock in which (a) the aggregate price paid by the public for the shares shall be at least $30 million and (b) the price per share paid by the public for such shares shall be at least 200% of the then applicable Conversion Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such automatic conversion delivered to all holders of Series A Preferred at least seven days prior to such closing.

          Section 7. LIQUIDATING DIVIDENDS.

          If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "LIQUIDATING DIVIDEND"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 8. PURCHASE RIGHTS.

          If at any time the Corporation grants, issues or sells any Options, (Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 9. EVENTS OF NONCOMPLIANCE.

          9.1 DEFINITION. An "Event of Noncompliance" shall have occurred if:

          (a) the Corporation fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Series A Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (b) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (c) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement, provided that no Event of Noncompliance shall have occurred under this Section 9.1(c) if the Corporation establishes (to the reasonable satisfaction of the holders of at least a majority of the Series A Preferred then outstanding) that the Event of Noncompliance is not material to the financial condition, operating results, operations, assets or business prospects of the Corporation and its Subsidiaries, taken as a whole;

          (d) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is not true and correct in all material respects on the date made or furnished; or

          (e) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent (which is not dismissed within 30 days); or any order for relief with respect to the Corporation is entered under the Federal Bankruptcy Code; or the Corporation petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of the assets of the Corporation, or commences any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation and such petition, application or proceeding is not dismissed within 60 days.

          9.2 CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

          If an Event of Noncompliance has occurred, the then applicable Dividend Rate on the Series A Preferred shall increase immediately by an increment of two percentage points (2%) and shall be payable on the sum of the Liquidation Value plus all accrued and unpaid dividends thereon. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this Section.

          Section 10. REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Prefrred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

          Section 11. REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 12. DEFINITIONS.

          "AVERAGE MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M. New York time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 90 days consisting of the day as of which "Average Market Price" is being determined and the 89 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Average Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "CLOSING" shall have the meaning ascribed to such term in the Purchase Agreement.

          "CLOSING PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed on the trading day immediately prior to any date of determination, or, if there has been no sales on any such exchange, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any such day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any such day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If At any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Closing Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "COMMON STOCK" means, collectively, the Corporation's Common Stock, par value $.01 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 6.3(a) and
(b) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred.

          "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $0.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or Series of securities so issuable, then the term "Conversion Stock " shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of Section 6.8 hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of October 23, 1996, by and among the Corporation, Antares Leveraged Capital Corp. and Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, as such agreement may from time to time be amended in accordance with its terms.

          "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          Section 13. AMENDMENT AND WAIVER.

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

          Section 14. NOTICES.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  * * * * * * *

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury this 23rd day of October, 1996.


                                    /S/ MALCOLM L. ELVEY
                                        Malcolm L. Elvey
                                        Chairman of the Board


ATTEST:

/S/ VASAN THATHAM
Vasan Thatham
Secretary

                       AMENDED CERTIFICATE OF DESIGNATION
                                       OF
                           ESQUIRE COMMUNICATIONS LTD.

           (Under Section 151 of the Delaware General Corporation Law)


          Esquire Communications Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), hereby certifies that:

          1. The name of the Corporation is Esquire Communications Ltd.

          2. The Certificate of Incorporation of the Corporation is hereby amended as follows: The number of shares constituting the Series A Convertible Preferred Stock of the Corporation, as provided in the Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of the Series A Convertible Preferred Stock is hereby increased from 15,000 shares to 22,500 shares and that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, said Board of Directors adopted a resolution providing for the increase in the number of shares of Series A Convertible Preferred Stock, which resolution is as follows:

                           RESOLVED, that pursuant to the Certificate of
                  Incorporation of the Corporation, the number of shares constituting the Series A Convertible Preferred Stock is hereby increased from 15,000 shares with a par value of $.01 per share to 22,500 shares with a par value of $.01 per share.

          3. This Certificate of Amendment and the amendment to the Certificate of Incorporation contained herein were declared advisable and adopted by the Board of Directors of the Corporation at a meeting duly held and were approved by written consent of the holders of the outstanding shares of the Series A Convertible Preferred Stock pursuant to Section 228 of the General Corporation Law of the State of Delaware, and have thereby been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ____ day of July, 1997.

                                ESQUIRE COMMUNICATIONS LTD.

                                By:/s/ Malcolm L. Elvey
                                       Malcolm L. Elvey
                                       Chairman of the Board

                          CERTIFICATE OF DESIGNATIONS,
                            PREFERENCES AND RELATIVE,
                        PARTICIPATING, OPTIONAL OR OTHER
                              SPECIAL RIGHTS OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                           ESQUIRE COMMUNICATIONS LTD.
                               (the "Corporation")

                        ---------------------------------

                            Under Section 151 of the
                        Delaware General Corporation Law
                        ---------------------------------

          Esquire Communications Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, at a meeting duly called and held, adopted a resolution providing for the authorization of a series of Preferred Stock consisting of 5,000 shares of Series B Convertible Preferred Stock, which resolution is as follows:

          RESOLVED, that pursuant to Article FOURTH of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Preferred Stock, hereby designated as the Series B Convertible Preferred Stock (the "Series B Preferred") to consist of 5,000 shares with a par value of $.01 per share and that the designations, preferences and relative participating, optional or other special rights of the Series B Preferred, and the qualifications, limitation or restrictions thereof be as follows:

          Section 1. DIVIDENDS.

          1.1 GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Convertible Preferred Stock (the "SERIES B PREFERRED") as provided in this Section l. Dividends on each share of the Series B Preferred (a "SHARE") shall accrue on a daily basis at the rate of 6% per annum, subject to adjustments pursuant to Sections 1.4 and 9.2 (the "DIVIDEND RATE"), of the Liquidation Value thereof from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities (as defined in Section 12 below). The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1.2 DIVIDEND PAYMENT DATES. All dividends which have accrued on the Series B Preferred shall be payable on November l of each year, beginning November 1, 1998 (the "Dividend Payment Date"). Failure to pay the accrued dividends on the Shares on the Dividend Payment Date shall be an Event of Noncompliance (as defined in Section 9 below).

          1.3 DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

          1.4 SEVENTH ANNIVERSARY INCREASE IN DIVIDEND RATE. Upon the seventh anniversary of the Closing (as defined in the Purchase Agreement defined in Section 12 below), if the Series B Preferred is still outstanding, then the Dividend Rate shall increase to 15% per annum.

          Section 2. LIQUIDATION.

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any Junior Securities (but after distributions to the holders of Series A Preferred), an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, plus all accrued and unpaid dividends thereon, and the holders of Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets then remaining after distributions with respect to the Series A Preferred and available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Series B Preferred based upon the aggregate Liquidation Value, plus all accrued and unpaid dividends, of the Series B Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series B Preferred, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section
2. Instead, upon the occurrence of any event set forth in the foregoing sentence, the provisions of Section 6.5 shall become applicable.

          Section 3. PRIORITY OF SERIES B PREFERRED ON DIVIDENDS AND
REDEMPTIONS.

          So long as any Series B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to or will be unable to pay the full amount of dividends accrued on the Series B Preferred.

          Section 4. REDEMPTIONS.

          4.1 OPTIONAL REDEMPTIONS. The Corporation may redeem upon not less than 30 day's notice at any time after (a) the fourth anniversary of the Closing all, but not less than all, of the Shares of Series B Preferred then outstanding; provided that the Average Market Price (determined at the time of the sending of the notice) of Common Stock is not less than 200% of the applicable Conversion Price or (b) the seventh anniversary of the Closing all, but not less than all, of the Shares of Series B Preferred then outstanding. Upon any such redemption, the Corporation shall pay to each holder of Shares a price per Share equal to the Liquidation Value thereof, plus all accrued and unpaid dividends thereon. At any time prior to the Redemption Date (as defined in Section l2 below) any holder of Shares may elect to convert such holder's Shares into Conversion Stock.

          4.2 REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash equal to the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, the Corporation may not make a redemption pursuant to Section 4.1. Prior to any redemption of Series B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

          4.3 NOTICE OF REDEMPTION. Except as otherwise provided herein, the Corporation shall mail written notice of any redemption of any Series B Preferred to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein which are not converted prior to such time.

          4.4 DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4.5 REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred as Series B Preferred.

          4.6 OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Series B Preferred, except as expressly authorized herein.

          Section 5. VOTING RIGHTS.

          The holders of the Series B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series B Preferred entitled to one vote for each whole share of Conversion Stock issuable upon conversion of the Series B Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote; provided, however, that all Shares held beneficially or of record by a holder shall be aggregated in determining the number of whole shares of Conversion Stock and thus the number of votes.

          Section 6. CONVERSION.

          6.1 CONVERSION PROCEDURE.

          (a) At any time, any holder of Series B Preferred may convert all, but not less than all, of the Series B Preferred held by such holder into a number of shares of Conversion Stock (as defined in Section 12 below) computed by multiplying the number of Shares to be converted by the Liquidation Value, plus any accrued and unpaid dividends thereon, and dividing the result by the Conversion Price (as defined in Section 6.2 below) then in effect.

          (b) Except as otherwise provided herein, each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (c) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon.

          (d) Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with a Public Offering, Organic Change (as defined in Section 6.5 below) or other transaction affecting the Corporation, the conversion of any Shares of Series B Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

          (e) As soon as possible after a conversion has been effected (but in any event within five business days), the Corporation shall deliver to the converting holder:

                           (i) a certificate or certificates representing the
                  number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                           (ii) the amount payable under Section 6.1(i) below
                  with respect to such conversion.

          (f) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any original issuance tax in respect thereof (but not any transfer taxes payable upon issuance of certificates to a person who is not the owner of the Shares) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (g) The Corporation shall not close its books against the transfer of Series B Preferred or of Conversion Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (h) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred.

          (i) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Closing Price of such fractional interest as of the date of conversion.

          6.2 CONVERSION PRICE.

          (a) The initial Conversion Price shall be $6.00. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6.2.

          (b) If and whenever on or after the original date of issuance of the Series B Preferred the Corporation issues or sells, or in accordance with
Section 6.3 is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (c) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of (i) any issue or sale (or deemed issue or sale) of Common Stock or Options at not less than the Closing Price of the Common Stock at such time of issuance to employees, directors, or consultants of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock); (ii) any issue or sale of Common Stock at not less than the Closing Price in conjunction with an acquisition of the stock or other equity securities of a company or the assets of a business, or (iii) any issue or sale of Common Stock issued or sold upon the exercise or conversion of any Options or Convertible Securities outstanding on the date of the initial issuance of the Series B Preferred.

          6.3 EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under Section 6.2, the following shall be applicable:

          (a) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (b) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (c) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time (other than by reason of the antidilution provisions contained therein), the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Series B Preferred. For purposes of Section 6.3, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

          (d) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Series B Preferred. For purposes of Section 6.3, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred.

          (e) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Closing Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series B Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series B Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

          (f) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.0l.

          (g) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (h) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6.4 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6.5 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an Organic Change. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each of the holders of Series B Preferred shall thereafter have the right to acquire and receive, at such holder's election, either (a) such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change or (b) such shares of stock of the successor entity having the same or comparable rights, privileges and preferences as the Series B Preferred. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). If the successor entity after a consolidation, merger or sale is other than the Corporation, then prior to the consummation thereof, the holders of Series B Preferred shall have the right to convert all of their Shares to Conversion Stock. To the extent that Shares are not converted to Conversion Stock in such case, the Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6.6 CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features or the payment, issuance or distribution by the Corporation to the holders of Common Stock of any debt securities of the Corporation), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series B Preferred.

          6.7 NOTICES.

          (a) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (c) The Corporation shall also give written notice to the holders of Series B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6.8 MANDATORY CONVERSION. Beginning on the second anniversary of the date of issuance, the Corporation may require the conversion of all, but not less than all, of the outstanding shares of Series B Preferred in the event of the consummation of a firm commitment underwritten Public Offering of shares of the Corporation's Common Stock in which (a) the aggregate price paid by the public for the shares shall be at least $30 million and (b) the price per share paid by the public for such shares shall be at least 200% of the then applicable Conversion Price. Any such automatic conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such automatic conversion delivered to all holders of Series B Preferred at least seven days prior to such closing.

          Section 7. LIQUIDATING DIVIDENDS.

          If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 8. PURCHASE RIGHTS.

          If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 9. EVENTS OF NONCOMPLIANCE.

          9.1 DEFINITION. An "Event of Noncompliance" shall have occurred if:

          (a) the Corporation fails to pay on any Dividend Payment Date the full amount of dividends then accrued on the Series B Preferred, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (b) the Corporation fails to make any redemption payment with respect to the Series B Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (c) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement, provided that no Event of Noncompliance shall have occurred under this Section 9.1(c) if the Corporation establishes (to the reasonable satisfaction of the holders of at least a majority of the Series B Preferred then outstanding) that the Event of Noncompliance is not material to the financial condition, operating results, operations, assets or business prospects of the Corporation and its Subsidiaries, taken as a whole;

          (d) any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series B Preferred pursuant to the Purchase Agreement, or any information contained in writing furnished by the Corporation or any Subsidiary to any holder of Series B Preferred, is not true and correct in all material respects on the date made or furnished; or

          (e) the Corporation makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation bankrupt or insolvent (which is not dismissed within 30 days); or any order for relief with respect to the Corporation is entered under the Federal Bankruptcy Code; or the Corporation petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or of any substantial part of the assets of the Corporation, or commences any proceeding relating to the Corporation under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation and such petition, application or proceeding is not dismissed within 60 days.

          9.2 CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

          If an Event of Noncompliance has occurred, the then applicable Dividend Rate on the Series B Preferred shall increase immediately by an increment of two percentage points (2%) and shall be payable on the sum of the Liquidation Value plus all accrued and unpaid dividends thereon. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this Section.

          Section 10. REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

          Section 11. REPLACEMENT.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 12. DEFINITIONS.

          "AVERAGE MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 90 days consisting of the day as of which "Average Market Price" is being determined and the 89 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Average Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "CLOSING" shall have the meaning ascribed to such term in the Purchase Agreement.

          "CLOSING PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed on the trading day immediately prior to any date of determination, or, if there has been no sales on any such exchange, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any such day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any such day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the "Closing Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series B Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series B Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "COMMON STOCK" means, collectively, the Corporation's Common Stock, par value $.0l per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 6.3(a) and
(b) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series B Preferred.

          "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $0.01 per share; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred are issued by an entity other than the Corporation or there is a change in the type or Series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Corporation's Series A Convertible Preferred Stock, par value $.0l per share, and the Series B Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force; provided that for purposes of Section 6.8 hereof, a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of October 23, 1996, by and among the Corporation, Antares Leveraged Capital Corp. and Golder, Thoma, Cressey, Rauner Fund IV Limited Partnership, as such agreement may from time to time be amended in accordance with its terms.

          "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share, plus all accrued and unpaid dividends thereon, is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SERIES A PREFERRED" means the Corporation's Series A Convertible Preferred Stock, par value of $.01 per share.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity. Section 13. AMENDMENT AND WAIVER.

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections l to 14 hereof without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series B Preferred then outstanding.

          Section 14. NOTICES.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).


                                   * * * * * *

          IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under the penalties of penury this 19th day of January, 1998.


                                  /S/ ________________________
                                      Title:
                                      Name:


ATTEST:


/S/___________________
Name:
Title:

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ESQUIRE COMMUNICATIONS LTD.
                       -----------------------------------

                            Under Section 242 of the
                        Delaware General Corporation Law
                       -----------------------------------

         It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Esquire Communications Ltd.

          2. The Certificate of Incorporation of the Corporation is hereby amended to amend the first paragraph of Article FOURTH to increase the number of shares of Common Stock which the Corporation is authorized to issue. The first paragraph of Article FOURTH is hereby amended to read as follows:

                  "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 101,000,000 shares, of which 100,000,000 shares shall be designated Common Stock, $.01 par value per share, and 1,000,000 shares shall be designated Preferred Stock, $.01 par value per share."

          3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          Signed and attested to this 24th day of February, 1998.

                                    /s/ Malcolm L. Elvey
                                    Name:  Malcolm L. Elvey
                                    Title: Chairman of the Board
Attest:

/s/ David A. Higson
Name:  David A. Higson
Title: Secretary